UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 5, 2022

Sisecam Resources LP
(Exact name of registrant as specified in its charter)

Delaware	001-36062	46-2613366
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

Five Concourse Parkway
Suite 2500
Atlanta, Georgia 30328
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:(770) 375-2300
(Former Name or Former Address, if Changed Since Last Report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partnership interests	SIRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Mr. Ergene

On August 5, 2022, Sisecam Resources LP (the “Partnership”) received notice from Mr. Tahsin Burhan Ergene of his resignation from the board of directors (the “Board of Directors”) of Sisecam Resource Partners LLC, the general partner (the “General Partner”) of the Partnership, effective as of August 5, 2022. In addition, Mr. Ergene tendered his resignation from various other director roles within members of the Sisecam Group (as defined in the Partnership’s 10-K for the year ended December 31, 2021), effective as of August 5, 2022. There were no disagreements between Mr. Ergene and the entities or the respective board of directors or management of the entities he resigned from, including, but not limited to, the Board of Directors of the General Partner, the Partnership, the General Partner or the Partnership’s management, regarding any matter, including, but not limited to, the Partnership’s operations, policies or practices.

Appointment of Ms. Ebru Sapoglu

    On August 5, 2022, the Board of Directors of the General Partner appointed Ms. Ebru Sapoglu (age 46) to the Board of Directors of the General Partner, to be effective upon such appointment, and to serve until her successor has been duly elected and qualified or until her death, resignation or removal.

    Ms. Şapoğlu is not an independent director and, as a result, will not participate in the General Partner’s compensation program for non-employee directors, described on page 127 of the Partnership’s annual report on Form 10-K for the year ended December 31, 2021, filed on March 15, 2022. However, Ms. Sapoglu will be indemnified by the General Partner pursuant to the Amended and Restated LLC Agreement of the General Partner, as amended, and by the Partnership pursuant to the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, for actions associated with being a director to the fullest extent permitted under Delaware law.

    There is no arrangement or understanding between Ms. Şapoğlu and any other person pursuant to which Ms. Şapoğlu was selected to serve as a director of the General Partner that are not described above. Neither the Partnership nor the Board of Directors of the General Partner is aware of transactions in which Ms. Şapoğlu has an interest that would require disclosure pursuant to Item 404(a) of Regulation S-K except as described herein. Ms. Şapoğlu has not been appointed, or is not currently expected to be appointed to, any committee of the Board of Directors of the General Partner.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2022

SISECAM RESOURCES LP

By:	Sisecam Resource Partners LLC, its General Partner

By:	/s/ Marla E. Nicholson
Marla E. Nicholson Vice President, General Counsel and Secretary of Sisecam Resource Partners LLC, the registrant’s General Partner